                                                                    EXHIBIT 99.1




                   Information, Financial Statements, and Exhibits
                      Required by Form 11-K in accordance with
                                Rule 15d-21 under the
                           Securities Exchange Act of 1934




                     For the Fiscal Years Ended December 31, 1996
                                and December 31, 1995


                           Delphi Information Systems, Inc.
                           Cash Option Profit Sharing Plan


                           DELPHI INFORMATION SYSTEMS, INC.

         The principal executive offices of Delphi Information Systems, Inc. are located at 3501 Algonquin Road, Rolling Meadows, Illinois 60008

ITEM 1.  CHANGES IN THE PLAN

         Delphi Information Systems, Inc. (the "Company") adopted the Cash Option Profit Sharing Plan (the "Plan") effective January 1, 1988. There were no material changes in the provisions of the Plan during 1996 or 1995.

ITEM 2.  CHANGES IN INVESTMENT POLICY

         There were no material changes made during 1996 or 1995 with respect to investment policy.

ITEM 3.  CONTRIBUTIONS UNDER THE PLAN

         The Company made no contributions to the Plan in 1996 or 1995.

ITEM 4.  PARTICIPATING EMPLOYEES

         As of December 31, 1996, there were approximately 367 employees who were participants in the Plan compared to 528 employees as of December 31, 1995.

ITEM 5.  ADMINISTRATION OF THE PLAN

         (a) The Plan is administered by the Company's Administrative Committee (the "Committee" or "Administrators"), the members of which are appointed by the Board of Directors. The members of the Committee and their titles with the Company as of April 1, 1996 are as follows:

                                    POSITION WITH THE
         MEMBER'S NAMES           COMPANY OR AFFILIATES
         --------------           ---------------------

         James Harsch             Vice President, Administration and CFO

         The business address of each member of the Committee is 3501 Algonquin Road, Rolling Meadows, Illinois 60008.

         The Administrators of the Plan also serve as the Trustees of the Plan. The trust established under the Plan is administered by the Trustees.

         (b) During 1996 and 1995, no Committee members or Trustees received any compensation from the Plan for services rendered in connection with the administration of the Plan.

ITEM 6.  INVESTMENT CUSTODIAN

         (a) Connecticut General Life Insurance Company ("CIGNA") acts as custodian of the Plan's securities and investments. Its offices are located at:

         Connecticut General Life Insurance Company
         Group Pension Division
         Metro Center One
         350 Church Street
         M-80
         Hartford, CT  06104

         CIGNA manages participant contributions which are invested in an employee directed combination of the CIGNA Guaranteed Long Term Account, CIGNA Guaranteed Government Securities Account, Fidelity Income and Growth Account and/or the Fidelity Growth Opportunities Account.

         CIGNA delivers participants' contributions that are to be invested in the Company's common stock to Smith Barney Shearson ("Smith Barney") who executes the buy or sell orders it is given and holds the stock certificates. Smith Barney's offices are located at:

         Smith Barney Shearson
         350 California Street
         San Francisco, CA  94104-1477

         (b) The contract and administrative fees incurred by the Plan are payable to CIGNA, the Plan Custodian. During 1996, the fees were $19,921 compared to $21,339 in 1995. The Company paid these fees on behalf of the Plan in both years.

         (c) The Company and the Plan Administrators had a banker's blanket bond in the amount of $500,000 at December 31, 1996 with a deductible of $-0-.

ITEM 7.  REPORTS TO PARTICIPATING EMPLOYEES

         Participating employees are furnished quarterly statements during the year reflecting the status of their accounts. The first such statement was issued on March 31, 1988.

ITEM 8.  INVESTMENTS OF PLAN

         Brokerage fees of $1,710 were paid to Smith Barney in 1996 compared to $1,151 in 1995. No brokerage fees were paid to any person described in SEC requirements for disclosure in Item 8(a)(2) of this form.

ITEM 9.  FINANCIAL STATEMENTS AND EXHIBITS

         (Employer Identification Number 77-0021975, Plan Number 001)

         (a)   Index of Financial Statements and Schedules

                                                                                            PAGE

         Report of Independent Public Accountants                                            F-1
         Statement of Net Assets Available for Plan Benefits, with fund
            information as of December 31, 1996                                              F-2
         Statement of Net Assets Available for Plan Benefits, with fund
            information as of December 31, 1995                                              F-3
         Statement of Changes in Net Assets Available for Plan Benefits
           with fund information for the Year Ended December 31, 1996                        F-4
         Statement of Changes in Net Assets Available for Plan Benefits
           with fund information for the Year Ended December 31, 1995                        F-5
         Notes to Financial Statements                                               F-6 to F-12
         Schedule I - Item 27a--Schedule of Assets Held for
           Investment Purposes as of December 31, 1996                                       F-13
         Schedule II - Item 27d--Schedule of Reportable
           Transactions for the year ended December 31, 1996                                 F-14

         (b)   Exhibits
                 None



                                      SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934 the Committee has duly caused this annual Report to be signed by the undersigned thereunto duly authorized.


                             DELPHI INFORMATION SYSTEMS, INC.
                             Cash Option Profit Sharing Plan




Date:  June 30, 1997            Signature /s/ James A. Harsch
      ------------------------            -------------------------
                                          James A. Harsch
                                          Vice President-Administration and CFO

                       REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Trustees of
Delphi Information Systems, Inc.
Cash Option Profit Sharing Plan


We have audited the accompanying statements of net assets available for Plan benefits of Delphi Information Systems, Inc. Cash Option Profit Sharing Plan as of December 31, 1996 and 1995 and the related statements of changes in net assets available for the Plan benefits for the years then ended. These financial statements and schedules referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The schedule of assets held for investment purposes as of December 31, 1996, and the schedule of reportable transactions for the year ended December 31, 1996, do not disclose the historical cost of the Plan's investments. Disclosure of this information is required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets of the Plan as of December 31, 1996 and 1995 and the changes in its net assets for the years then ended, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations of Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and , in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



                             ARTHUR ANDERSEN LLP


Chicago, Illinois
May 15, 1997

                           DELPHI INFORMATION SYSTEMS, INC.
                           CASH OPTION PROFIT SHARING PLAN

      STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS, WITH FUND INFORMATION
                               AS OF DECEMBER 31, 1996

             (EMPLOYER IDENTIFICATION NUMBER 77-0021975, PLAN NUMBER 001)

                                   FUND INFORMATION



ASSETS:

              Investments, at fair value:

                   Delphi
                   Common Stock                        $  23,300

                   Guaranteed
                   Long Term
                   Account                             1,209,123

                   Guaranteed
                   Government
                   Securities
                   Account                                83,268

                   Income and
                   Growth
                   Account                               928,399

                   Growth
                   Opportunities
                   Account                             2,534,058

                   Participant Loans                     158,888
                                                     -------------
                   Total investments                   4,937,036

              Participants'
                   contributions
                   receivable                             15,905
                                                     -------------
Net assets available for
Plan benefits                                       $  4,952,941
                                                     -------------
                                                     -------------


The accompanying Notes are an integral part of this statement.

                           DELPHI INFORMATION SYSTEMS, INC.
                           CASH OPTION PROFIT SHARING PLAN

      STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS, WITH FUND INFORMATION
                               AS OF DECEMBER 31, 1995

             (EMPLOYER IDENTIFICATION NUMBER 77-0021975, PLAN NUMBER 001)

                                   FUND INFORMATION




ASSETS:

              Investments, at fair value:

                   Delphi
                   Common Stock                        $  32,037

                   Guaranteed
                   Long Term
                   Account                             1,548,571

                   Guaranteed
                   Government
                   Securities
                   Account                               107,800

                   Income and
                   Growth
                   Account                             1,116,156

                   Growth
                   Opportunities
                   Account                             3,004,221

                   Participant Loans                     168,583
                                                    ------------

                   Total investments                   5,977,367

              Participants'
                   contributions
                   receivable                             77,511
                                                    ------------

Net assets available for
Plan benefits                                       $  6,054,878
                                                    ------------
                                                    ------------



The accompanying Notes are an integral part of this statement.

                           DELPHI INFORMATION SYSTEMS, INC.
                           CASH OPTION PROFIT SHARING PLAN

                     STATEMENT OF CHANGES IN NET ASSETS AVAILABLE
                       FOR PLAN BENEFITS, WITH FUND INFORMATION
                         FOR THE YEAR ENDED DECEMBER 31, 1996

             (EMPLOYER IDENTIFICATION NUMBER 77-0021975, PLAN NUMBER 001)



                                                                 ------------------------------------------------------
                                                                                    PARTICIPANT DIRECTED
                                                                 ------------------------------------------------------
                                                                                                  CIGNA       Fidelity
                                                                                 CIGNA          Guaranteed     Income
                                                                    Delphi     Guaranteed       Government      and
                                                                    Common      Long Term        Securities    Growth
                                                                    Stock        Account         Account       Account
                                                                  ---------    -----------    ------------   -----------
ADDITIONS:
  Contributions:
    Participants                                                   $12,469       $120,263        $23,527       $163,778

  Investment Income:
    Net appreciation/(depreciation) in fair value of
       investments                                                  (2,845)             -          4,146         70,841

    Interest                                                             5         91,586            187          2,220
                                                                  --------       --------       --------       --------
       Total investment income/(loss)                               (2,840)        91,586          4,333         73,061
                                                                  --------       --------       --------       --------
       Total additions                                               9,629        211,849         27,860        236,839
                                                                  --------       --------       --------       --------

DEDUCTIONS:
  Benefits paid to participants                                     (4,399)      (554,962)       (42,311)      (377,975)
  Other expenses                                                    (1,875)             -              -              -
                                                                  --------       --------       --------       --------
       Total deductions                                             (6,274)      (554,962)       (42,311)      (377,975)
                                                                  --------       --------       --------       --------

LOANS ISSUED TO PARTICIPANTS                                             -        (47,370)          (828)       (19,697)
LOAN PRINCIPAL REPAYMENTS                                              157         41,308            739         22,124
INTERFUND TRANSFERS                                                (13,059)        (1,819)       (11,536)       (67,640)
                                                                  --------       --------       --------       --------
NET DECREASE                                                        (9,547)      (350,994)       (26,076)      (206,349)

NET ASSETS AVAILABLE FOR PLAN BENEFITS
  Beginning of year                                                 33,148      1,564,554        110,147      1,138,477
                                                                  --------     ----------       --------      ---------
  End of year                                                      $23,601     $1,213,560        $84,071       $932,128
                                                                  --------     ----------       --------      ---------
                                                                  --------     ----------       --------      ---------
                                         F-4


                                                            -----------------------------------------------------
                                                                            PARTICIPANT DIRECTED
                                                            ------------------------------------------------------
                                                                  Fidelity
                                                                   Growth
                                                               Opportunities          Loan
                                                                  Account            Account      Total
                                                               --------------        --------    ---------
ADDITIONS:
  Contributions:
    Participants                                                  $307,706              -       $627,743

  Investment Income:
    Net appreciation/(depreciation) in fair value of
       investments
                                                                   465,534              -        537,676
  Interest                                                           4,871            (33)        98,836
                                                                 ---------      ---------      ---------
       Total investment income/(loss)                              470,405            (33)       636,512
                                                                 ---------      ---------      ---------
       Total additions                                             778,111            (33)     1,264,255
                                                                 ---------      ---------      ---------
DEDUCTIONS:
  Benefits paid to participants                                 (1,363,596)       (21,095)    (2,364,338)
  Other expenses                                                         -             21         (1,854)
                                                                ----------        -------     ----------
       Total deductions                                         (1,363,596)       (21,074)    (2,366,192)
                                                                ----------        -------     ----------

LOANS ISSUED TO PARTICIPANTS                                       (32,640)       100,535              -
LOAN PRINCIPAL REPAYMENTS                                           24,794        (89,122)             -
INTERFUND TRANSFERS                                                 94,055              -              -
                                                                ----------        -------     ----------
NET DECREASE                                                      (499,276)        (9,694)    (1,101,937)

NET ASSETS AVAILABLE FOR PLAN BENEFITS
  Beginning of year                                              3,039,969        168,583      6,054,878
                                                                ----------        -------     ----------
  End of year                                                   $2,540,693       $158,889     $4,952,941
                                                                ----------        -------     ----------
                                                                ----------        -------     ----------



The accompanying Notes are an integral part of this statement.

                           DELPHI INFORMATION SYSTEMS, INC.
                           CASH OPTION PROFIT SHARING PLAN

                     STATEMENT OF CHANGES IN NET ASSETS AVAILABLE
                       FOR PLAN BENEFITS, WITH FUND INFORMATION
                         FOR THE YEAR ENDED DECEMBER 31, 1995

             (EMPLOYER IDENTIFICATION NUMBER 77-0021975, PLAN NUMBER 001)

                                                             --------------------------------------------------------
                                                                                 PARTICIPANT DIRECTED
                                                             --------------------------------------------------------
                                                                                              CIGNA        Fidelity
                                                                              CIGNA         Guaranteed      Income
                                                                Delphi      Guaranteed      Government       and
                                                                Common      Long Term       Securities      Growth
                                                                Stock        Account         Account        Account
                                                              -----------   -----------      ---------      ---------
ADDITIONS:
  Contributions:
  Participants                                                $12,092       $192,906        $26,646       $251,381

  Investment Income:
     Net appreciation in fair
        value of investments                                    9,283              -          5,640        149,467
  Interest                                                         18        110,534            277          3,796
                                                            ---------      ---------      ---------      ---------
     Total investment income/(loss)                             9,300        110,534          5,918        153,262
                                                            ---------      ---------      ---------      ---------
     Total additions                                           21,392        303,439         32,564        404,643
                                                            ---------      ---------      ---------      ---------

DEDUCTIONS:
  Benefits paid to participants                                (4,786)      (611,351)       (45,988)      (259,488)
  Other expenses                                               (1,257)             -              -              -
                                                            ---------      ---------      ---------      ---------
     Total deductions                                          (6,043)      (611,351)       (45,988)      (259,488)
                                                            ---------      ---------      ---------      ---------

LOANS ISSUED TO PARTICIPANTS                                     (384)       (12,623)             -        (53,523)
LOAN PRINCIPAL REPAYMENTS                                         253         49,829          6,798         50,981
INTERFUND TRANSFERS                                              (362)        25,409        (10,599)      (127,461)
                                                            ---------      ---------      ---------      ---------
NET INCREASE (DECREASE)                                        14,857       (245,296)       (17,225)        15,152

NET ASSETS AVAILABLE FOR PLAN BENEFITS
  Beginning of year                                            18,291      1,809,850        127,372      1,123,325
                                                            ---------      ---------      ---------      ---------
  End of year                                                 $33,148     $1,564,554       $110,147     $1,138,477
                                                            ---------      ---------      ---------      ---------
                                                            ---------      ---------      ---------      ---------

                                                           ------------------------------------------
                                                                      PARTICIPANT DIRECTED
                                                           ------------------------------------------
                                                              Fidelity
                                                               Growth
                                                            Opportunities         Loan
                                                               Account           Account     Total
                                                            -------------        -------    -------
ADDITIONS:
Contributions:
  Participants                                               $426,354              -       $909,379

  Investment Income:
  Net appreciation in fair
  value of investments                                        707,439              -        871,828
  Interest                                                      5,213              -        119,838
                                                           ----------        -------     ----------
  Total investment income/(loss)                              712,652              -        991,666
                                                           ----------        -------     ----------
  Total additions                                           1,139,006              -      1,901,045
                                                           ----------        -------     ----------

DEDUCTIONS:
  Benefits paid to participants                              (323,927)             -     (1,245,540)
  Other expenses                                                    -              -         (1,257)
                                                           ----------        -------     ----------
  Total deductions                                           (323,927)             -     (1,246,797)
                                                           ----------        -------     ----------

LOANS ISSUED TO PARTICIPANTS                                  (41,060)       107,591              -
LOAN PRINCIPAL REPAYMENTS                                      42,803       (150,664)             -
INTERFUND TRANSFERS                                           113,012              -              -
                                                           ----------        -------     ----------
NET INCREASE (DECREASE)                                       929,833        (43,073)       654,248
NET ASSETS AVAILABLE FOR PLAN BENEFITS
  Beginning of year                                         2,110,136        211,656      5,400,630
                                                           ----------        -------     ----------
  End of year                                              $3,039,969       $168,583     $6,054,878
                                                           ----------        -------     ----------
                                                           ----------        -------     ----------



    The accompanying Notes are an integral part of this statement.

                             DELPHI INFORMATION SYSTEMS, INC.
                             Cash Option Profit Sharing Plan

                              NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1996 AND 1995

             (Employer Identification Number 77-0021975, Plan Number 001)

1.  PLAN DESCRIPTION

    The following is a general description of the Cash Option Profit Sharing Plan (the "Plan"). Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

    GENERAL

    The Plan, which commenced January 1, 1988, is a qualified cash option profit sharing plan offered to all eligible employees of Delphi Information Systems, Inc. (the "Company" or "Delphi") when hired. Enrollment to participate and election changes occur quarterly. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 401 (a) and Section 401 (k) of the Internal Revenue Code of 1986, as amended "IRC". At December 31, 1996, there were 250 active participants in the Plan of whom 155, 52, 141, 177 and 43 were electing to invest either wholly or partially in the CIGNA Guaranteed Long Term Account, the CIGNA Guaranteed Government Securities Account, the Fidelity Income and Growth Account, the Fidelity Growth Opportunities Account and Delphi Common Stock, respectively. At December 31, 1995 there were 528 active participants of whom 280, 92, 306, 258 and 68 were electing to invest either wholly or partially in the CIGNA Guaranteed Long Term Account, the CIGNA Guaranteed Government Securities Account, the Fidelity Income and Growth Account, the Fidelity Growth Opportunities Account and Delphi Common Stock, respectively.

    CONTRIBUTIONS

    Participants may elect to contribute an amount equaling from 1% to 20% of their basic compensation up to a maximum of $9,500 for 1996 and $9,240 for 1995 (salary reduction contributions). This maximum allowable contribution is adjusted each year for increases in the cost of living as provided in applicable regulations. This annual amount is an aggregate limitation that applies to all of an individual's salary reduction contributions and similar contributions under other plans. The Company may make an annual discretionary contribution to the Plan. Each Plan year, the Company will decide what portion of its profits, if any, it will contribute to the Plan. The Company did not make any contribution to the Plan during 1996 and 1995.

    The salary reduction contributions made on behalf of each participant are paid to the Custodian, as defined within the Plan agreement, within two days after each pay period, and deposited to the investment funds as directed by the participant.

                           DELPHI INFORMATION SYSTEMS, INC.
                           Cash Option Profit Sharing Plan

                       NOTES TO FINANCIAL STATEMENTS, Continued

                              DECEMBER 31, 1996 AND 1995



    PARTICIPANT ACCOUNTS

    Each participant's account is credited with (1) the participant's contributions, (2) the related Company matching contributions, if any, and
    (3) fund earnings or losses. These accounts are summarized in the accompanying financial statements as net assets available for plan benefits.

    VESTING

    Each participant has an immediate, fully vested right to receive all salary reduction contributions and earnings thereon, upon termination from the Company, or upon separation caused by death of the participant or under other special circumstances.

    The Company's contributions to the Plan, if any, and the earnings on such contributions, become vested in accordance with the following schedule:


                             Years               Vested
                           of service           percentage
                           ----------           ----------
                        1 but less than 2          25%
                        2 but less than 3          50%
                        3 but less than 4          75%
                        4 or more                 100%
    FORFEITURES

    If a participant stops working for the Company before their account is 100% vested, they may forfeit the nonvested portion of their account. All amounts that are forfeited by terminated Participants are added to the Company's contributions to the Plan and divided up among the accounts of eligible Participants.

    INVESTMENTS

    Each participant directs that salary reduction contributions for the participants' benefit and any earnings thereon be invested in one or more of the following funds:

         a. CIGNA Guaranteed Long Term Account - Invests in longer term fixed income securities, such as corporate bonds and commercial mortgages.

                           DELPHI INFORMATION SYSTEMS, INC.
                           Cash Option Profit Sharing Plan

                       NOTES TO FINANCIAL STATEMENTS, Continued

                              DECEMBER 31, 1996 AND 1995




         b. CIGNA Guaranteed Government Securities Account - Invests in U.S. Treasuries, government agency obligations and repurchase agreements fully backed by such securities.

         c. Fidelity Income and Growth Account - Invests in a diversified portfolio of equity and fixed income securities.

         d. Fidelity Growth Opportunities Account - Invests in common stocks and securities convertible into common stocks.

         e. Delphi Common Stock - Invests in the shares of the Company's common stock. Participants are limited to a maximum of 25% of their annual contributions that can be invested in the Company's stock.

                           DELPHI INFORMATION SYSTEMS, INC.
                           Cash Option Profit Sharing Plan

                       NOTES TO FINANCIAL STATEMENTS, Continued

                              DECEMBER 31, 1996 AND 1995


    PAYMENT OF BENEFITS

    For any event which may result in a distribution of benefits, a participant's benefit is distributed in a single, lump sum payment. The distribution is made in the form of cash, unless the participant elects to receive the portion of his account that was invested in the Company's stock in the form of whole shares of such Company stock.

    EXPENSES

    Expenses in connection with the purchase or sale of stock or other securities are charged to the fund for which such purchase or sale is made. The Trust Agreement stipulates that expenses incurred by the Trustee in the performance of its duties shall be paid from the Trust Fund unless paid by the Company at its sole discretion. During 1996 and 1995 the Company elected to pay these expenses which consisted of the following: (1) accounting and legal fees of approximately $6,000 in both 1996 and 1995; and (2) record keeping fees paid to the Custdian of $19,921 and $21,339 in 1996 and 1995, respectively.

    TERMINATION

    Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become fully vested in any Company contributions to their accounts.

    ADMINISTRATION

    The Plan is administered by an Administrative Committee appointed by the Board of Directors of the Company.

    The Committee has responsibility for supervising the collection of contributions, delivery of such contributions to the Trustee, and maintenance of necessary records.

    The Trustee's responsibilities include receipt of Plan contributions, investment and maintenance of trust assets in the available funds, and distributions under the plan of such amounts as the Committee shall direct from time to time.

                           DELPHI INFORMATION SYSTEMS, INC.
                           Cash Option Profit Sharing Plan

                       NOTES TO FINANCIAL STATEMENTS, Continued

                              DECEMBER 31, 1996 and 1995

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF ACCOUNTING

    The accompanying financial statements are prepared on the accrual basis of accounting. The preparation of the financial statements in conformity with generally accepted accounting principles, requires the Plan's management to use estimates and assumptions that affect the accompanying financial statements and disclosures. Actual results could differ from these estimates.

    Net appreciation in market value of investments includes (a) the difference between the aggregate market value of investments as of the end of the year and their carrying values (market values at the beginning of the year for investments still owned or purchase cost for acquisitions during the year) and (b) net gains or losses on dispositions of investments (the difference between the proceeds and the market value as of the beginning of the year or cost for acquisitions during the year of sale).

    INVESTMENTS

    Investments are stated at fair value. Purchases and sales of securities are reflected on a settlement date basis. In accordance with the policy of stating investments at fair value, realized and unrealized gains and losses on investments are reflected as net appreciation/depreciation in the Statements of Changes in Net Asset Available for Plan Benefits. Interest income from other investments is accrued as earned.

    The value of the investment in the CIGNA Guaranteed Long Term Account and the CIGNA Guaranteed Government Securities Account is equal to the amounts deposited in the account plus interest credited thereon less expenses, charges and other distributions. The CIGNA Guaranteed Long Term Account bore an interest rate of 5.65 percent at December 31, 1996 (5.65 percent at December 31, 1995). The CIGNA Guaranteed Government Securities Account held 6,875.97 units with a unit value of $12.11 at December 31, 1996.

    The value of a unit in the Fidelity Income and Growth Account and the Fidelity Growth Opportunities Account is based on the market value of the assets in the account at year-end. The Fidelity Income and Growth Account held 41,243.85 units with a unit value of $22.51 at December 31, 1996. The Fidelity Growth Opportunities Account held 52,519.34 units with a unit value of $48.25 at December 31, 1996. Investments in these accounts, traded on national securities exchanges, are valued at year-end closing prices, and in the case of over-the-counter securities, at closing prices at December 31.

    The value of a unit in the Delphi Common Stock Account is based on the market value of the assets in the account at year-end. The Delphi Common Stock Account held 18,640.00 shares with a unit value of $1.25 per share at December 31, 1996. Investments in this account, traded on the NASDAQ Small Cap Market, are valued at the closing price on December 31.

    LOANS TO PARTICIPANTS

    The Plan allows participants to borrow against their accounts subject to certain limitations. The rate of interest on such borrowings is equal to the rate of interest paid by the CIGNA Guaranteed Long Term Account at the time the loan is made. Employee loans outstanding were $158,889 and $168,583 at December 31, 1996 and 1995, respectively. Loans during the plan year were distributed at interest rates ranging from 7.25 to 9.25 percent.

    CONTRIBUTIONS

    Participant contributions are recorded in the period that a participant's payroll deductions are made. Participant rollovers are funds transferred into the Plan during the respective year from new participants' previous employer plans.

                           DELPHI INFORMATION SYSTEMS, INC.
                           Cash Option Profit Sharing Plan

                       NOTES TO FINANCIAL STATEMENTS, Continued

                              DECEMBER 31, 1996 and 1995





3. HISTORICAL COST INFORMATION

    Disclosure of historical cost information with regard to certain plan investments is required to be presented in the schedules of assets held for
    investment purposes and reportable transactions   (Schedules I and II) in
    accordance with the Department of Labor Rules and Regulations for Reporting and Disclosure under Employee Retirement Income Security Act of 1974. Due to the record-keeping system maintained by the custodian, certain of this information cannot be provided.

4.  TAX STATUS

    The Internal Revenue Service has determined and informed the Company by a letter dated August 4, 1995, that the Plan is qualified and the trust established under the Plan is tax-exempt, under the appropriate sections of the Code. The Plan administrators believe the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code and that, therefore, the Plan's earnings were tax exempt as of December 31, 1996.

5.  SUBSEQUENT EVENT

    Effective July 1, 1997, Scudder Investor Services, Inc. will replace CIGNA Retirement & Investment Services as the investment custodian.

                           DELPHI INFORMATION SYSTEMS, INC.
                           CASH OPTION PROFIT SHARING PLAN

                     SCHEDULE I - ITEM 27a - - SCHEDULE OF ASSETS
                             HELD FOR INVESTMENT PURPOSES
                               AS OF DECEMBER 31, 1996



                                                                                           Current
    NAME OF ISSUER AND TITLE OF ISSUE                            Cost (a)                   Value
     ---------------------------------------                     ----------                ----------
    * Delphi common stock, 18,640 shares,
        $0.10 par value, $1.25 per share                                               $     23,300

    * CIGNA Guaranteed Long Term Account,
        5.65 percent                                                                      1,209,123

    * CIGNA Guaranteed Government Securities
        Account, 6,875.97 units, $12.11 per unit                                             83,268

    * Fidelity Income and Growth Account,
        41,243.85 units, $22.51 per unit                                                    928,399

    * Fidelity Growth Opportunities Account,
        52,519.34 units, $48.25 per unit                                                  2,534,058

    * Participant Loans
        7.25 to 9.25 percent interest                                                       158,888
                                                                                       ------------
                                                                                       $  4,937,036
                                                                                       ------------
                                                                                       ------------






          (a) Historical cost information could not be obtained from the Plan's custodian.
           * Represents a party in interest as of December 31, 1996.

                           DELPHI INFORMATION SYSTEMS, INC.
                           CASH OPTION PROFIT SHARING PLAN

               SCHEDULE II - 27d -- SCHEDULE OF REPORTABLE TRANSACTIONS
                         FOR THE YEAR ENDED DECEMBER 31, 1996



                                                                       Purchases                           Dispositions
                                                                      ------------------------------------------------------
                                                                     Purchase Price
                                                                    and Current Value
   Involved          Fund              Description      Number of     of Assets on          Selling
    Party            Name               of Assets      Transactions  Transaction Date        Price         Cost             Gain
   --------          ------             -----------     ------------- ----------------     ---------     --------       ----------
*  CIGNA           Guaranteed          Fixed Income         (a)        $222,091            $611,989       $611,989           $  --
                   Long Term
                   Account

*  Fidelity        Income and          Equity and Fixed     (a)        $219,239            $476,299       $439,177         $37,122
                   Growth              Income Securities
                   Account             Fund

*  Fidelity        Growth              Common Stock         (a)        $505,876          $1,431,598     $1,060,105        $371,492
                   Opportunities       Fund
                   Account





                   (a)  Information could not be obtained from the Plan's asset custodian.
              *     Represents a party in interest as of December 31, 1996